EXHIBIT 99.1

Media Contact:                    Investor Relations Contact:
Evelyn Mitchell                    Dana Nolan
205-264-4551                        205-264-7040

Regions Financial Corp. Releases Dodd-Frank Act Stress Test Results

BIRMINGHAM, Ala. - June 22, 2017 -Regions Financial Corporation (NYSE:RF) today disclosed the results of its company-administered Dodd-Frank Act Stress Test (DFAST) in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

DFAST is a forward-looking exercise conducted by the Federal Reserve and large financial companies supervised by the Federal Reserve. The exercise helps assess whether institutions have sufficient capital to absorb losses and support operations during adverse economic and financial market conditions over a period of nine quarters.

Regions’ company-administered DFAST results are posted on the Investor Relations section of regions.com within the regulatory disclosures area.

About Regions Financial Corporation

Regions Financial Corporation (NYSE:RF), with $125 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage, and insurance products and services. Regions serves customers across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,500 banking offices and 1,900 ATMs. Additional information about Regions and its full line of products and services can be found at www.regions.com.

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